UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2011

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Non-Employee Director Restricted Stock Grants.

On May 6, 2011 (the “Grant Date”), in connection with the election of directors at the 2011 annual stockholder’s meeting of Marchex, Inc. (“Marchex”), Marchex granted an aggregate of 61,000 restricted shares of Class B common stock under Marchex’s 2003 Amended and Restated Stock Incentive Plan, as amended to date (the “Plan”), to Marchex’s non-employee directors as compensation for their annual board and committee service at a purchase price of $0.01 per share. One hundred percent (100%) of such shares shall vest one (1) year from Grant Date assuming continued service on Marchex’s Board of Directors (the “Board”) for such period and with accelerated vesting in full of all such restricted shares in the event of a Change of Control (as defined in such restricted stock agreements).

Executive Vice Chairman Equity Grant.

On the Grant Date, in connection with John Keister’s reappointment as Executive Vice Chairman of the Board, the Board approved grants to him of 15,000 shares of restricted stock and a stock option grant for 30,000 shares under the Plan.

One hundred percent (100%) of the restricted shares shall vest one (1) year from Grant Date assuming continued service on the Board for such period and with accelerated vesting in full of all such restricted shares in the event of a Change of Control (as defined in such restricted stock agreement).

Such option shall have an exercise price equal to the closing price of Marchex’s Class B common stock on May 10, 2011 (the “Option Grant Date”), shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended, and otherwise a nonqualified stock option. Twenty-five percent (25%) of the option shares shall vest on the first annual anniversary of the Option Grant Date and thereafter 1/12th of the remainder shall vest quarterly thereafter for the following three years assuming continued service as an employee of Marchex. One hundred percent (100%) of such option not already vested as of the date thereof, shall become immediately vested upon the occurrence of both (a) a Change of Control (as defined in such option agreement), (b) followed by (i) a termination without cause of Keister’s employment by Marchex or any successor thereto, (ii) a Diminution in Duties (as defined in such option agreement) with respect to Keister, or (iii) the 12 month anniversary of the occurrence of the Change of Control.

Marchex, Inc. Annual Incentive Plan.

On May 6, 2011, Marchex’s Compensation Committee increased the specified revenue and adjusted operating income before amortization targets for the 2011 fiscal period under Marchex’s Amended and Restated Annual Incentive Plan in light of the recent closing of the Jingle Networks, Inc. acquisition.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On May 6, 2011, Marchex’s Board designated Michael Miller, age 35, to serve as Marchex’s principal accounting officer. Mr. Miller has served as Marchex’s Senior Vice President of Accounting and Corporate Controller since January 2011. Prior to that, Mr. Miller held various positions at KPMG since 1997, most recently as senior manager in KPMG’s Pacific Northwest Regional Professional Practice Network. Mr. Miller is a Certified Public Accountant and received a Bachelor of Business Administration degree from the University of Notre Dame.

There are no family relationships between Mr. Miller and any director or executive officer of Marchex. Mr. Miller has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and no changes were made to Mr. Miller’s compensation arrangements upon such designation as principal accounting officer.

Prior to Mr. Miller’s appointment, Michael Arends, Marchex’s Chief Financial Officer, served as Marchex’s principal accounting officer.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2011, Marchex held its Annual Meeting of Stockholders. Holders of Class A common stock are entitled to twenty-five votes per share and holders of Class B common stock are entitled to one vote per share and vote together as a single class on all matters (including election of directors) submitted to a vote of stockholders, unless otherwise required by law. At the meeting, the stockholders elected each director nominee to the Board by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Russell C. Horowitz	272,069,244	156,496	5,953,845
Dennis Cline	271,078,305	1,147,435	5,953,845
Anne Devereux	271,078,105	1,147,635	5,953,845
Nicolas Hanauer	271,312,503	913,237	5,953,845
John Keister	271,915,688	310,052	5,953,845
M. Wayne Wisehart	271,076,740	1,149,000	5,953,845

At the meeting, the stockholders voted on the other proposals as follows:

•

Stockholders ratified the appointment of KPMG LLP as the independent registered public accounting firm for Marchex for the fiscal year ending December 31, 2011 (with shares representing 276,318,122 votes voting for, 929,584 votes against and 931,879 votes abstaining).

•

Stockholders approved by a non-binding advisory vote the compensation paid to Marchex’s named executive officers as disclosed in its proxy statement for the 2011 annual meeting with shares representing 271,147,149 votes voting for, 437,885 votes against, 640,706 votes abstaining and 5,953,845 broker non-votes.

•	Stockholders approved by a non-binding advisory vote the frequency at which the stockholders will be asked to approve the compensation to Marchex’s named executive officers in the future as follows:

Number of Shares Representing Votes

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
8,286,452	198,124	263,431,463	309,701	5,953,845

Item 7.01 Regulation FD Disclosure.

On May 10, 2011, Russell C. Horowitz, Marchex’s Chairman and Chief Executive Officer, established a new sales plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”) with sales commencing thereunder following the termination of all sales under Mr. Horowitz’s previously established sales plan and John Keister, Marchex’s Executive Vice Chairman of the Board, established a new sales plan in accordance with Rule 10b5-1 with all previously established sales plans by Mr. Keister having expired or been terminated.

Under the new Rule 10b5-1 plans, (i) Mr. Horowitz will sell up to a maximum of 405,000 shares over a period of up to nine (9) months commencing September 1, 2011 which, if the maximum is sold, represents approximately 4.9% of Mr. Horowitz’s current direct and indirect holdings of Marchex common stock, approximately 1.5% of the currently outstanding Class B common stock of Marchex and approximately 1.1% of the currently outstanding total common stock of Marchex, and (ii) Mr. Keister will sell up to a maximum of 540,000 shares over a period of up to six (6) months commencing June 10, 2011 which, if the maximum is sold, represents approximately 21.9% of Mr. Keister’s current direct and indirect holdings of Marchex common stock, approximately 2.0% of the currently outstanding Class B common stock of Marchex and approximately 1.5% of the currently outstanding total common stock of Marchex.

These plans provide (i) for pre-determined sales of a portion of their Marchex common stock as part of their individual long-term asset diversification and liquidity strategies, subject to certain contingencies, and (ii) for sales of specified share amounts at specific market prices, subject to specified limitations, and require that such sales be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Marchex permits its directors, officers and certain employees to enter into stock trading plans with respect to Marchex common stock which are intended to qualify for the safe harbor under Rule 10b5-1, subject to Marchex’s applicable guidelines and policies on insider trading. The Rule 10b5-1 plans identified above were adopted in accordance with Marchex’s Code of Conduct for all officers, directors and employees. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information. Such plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading them out over time.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2011	MARCHEX, INC.

	By:	/S/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer